UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2016

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

As previously disclosed, on June 29, 2016, Harvest Natural Resources, Inc. (the "Company"), and its wholly owned subsidiary, HNR Energia BV, ("HNR Energia"), entered into a share purchase agreement (the "Share Purchase Agreement") with CT Energy Holding SRL ("CT Energy"), pursuant to which HNR Energia agreed to sell to CT Energy all of HNR Energia’s 51% interest in Harvest-Vinccler Dutch Holding B.V. ("Harvest Holding"). Harvest Holding owns, indirectly through wholly owned subsidiaries, a 40% interest in Petrodelta, S.A., through which all of the Company’s Venezuelan interests are owned. On August 2, 2016, the Company filed a Definitive Proxy Statement (the "Proxy Statement") with the Securities and Exchange Commission soliciting stockholder approval of the proposed sale of the Company’s Venezuelan interests, among other proposals.

On August 9, 2016, Robert Garland, a stockholder of the Company, filed a lawsuit in the 215th Civil District Court of Harris County, Texas against the members of the Company’s board of directors (the "Board") and CT Energy (and the Company, as a nominal defendant). The lawsuit asserts several class action and derivative claims, including that (i) the Board members breached their fiduciary duties to the Company’s stockholders by negotiating and causing the execution of the Share Purchase Agreement, (ii) CT Energy aided and abetted the Board members in breaching their fiduciary duties and (iii) the Proxy Statement contained inadequate disclosures about the proposed transaction. Among other relief, the lawsuit requests that the court grant an injunction to prevent the completion of the proposed transaction, in addition to unspecified rescissory and compensatory damages and attorneys’ fees and other costs.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

August 12, 2016	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President & General Counsel